Exhibit 32.2
CERTIFICATION
I, Kenneth J. Kossin, Jr., Senior Vice President and Chief Financial Officer of Agilysys, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1.	The Quarterly Report on Form 10-Q/A of the Company for the quarter ended June 30, 2010 (the “Report”) fully complies (1) with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 18, 2010

By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
(1) As explained more fully in this Report, the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 does not include, as required by the Rule 3-09 of Regulation S-X, the separate financial statements of Magirus AG, a privately owned German Company in which the Company formerly held a 20% equity interest until the Company disposed of such interest on November 18, 2008.